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                                                                    EXHIBIT 2.1

                                FIRST AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this "First Amendment"), dated as of January 24, 2000, is made by and among GOLD BANC CORPORATION, INC., a Kansas corporation ("Gold Banc"), GOLD BANC ACQUISITION CORPORATION XI, INC., a Kansas corporation ("Acquisition Subsidiary") and AMERICAN BANCSHARES, INC., a Florida corporation (the "Company").

                                    RECITALS

        A. Gold Banc, Acquisition Subsidiary and the Company entered into an Agreement and Plan of Reorganization, dated as of September 6, 1999 (the "Original Agreement"), providing for the merger of the Company with and into Acquisition Subsidiary (the "Merger").

        B. Gold Banc, Acquisition Subsidiary and the Company desire to amend the Original Agreement in the manner set forth in this First Amendment (the Original Agreement, as amended by this First Amendment, is referred to herein as the "Agreement").

                                   AGREEMENT

        ACCORDINGLY, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

        2.  Revised Definitions.

        (a) The definition of "Total Equity Capital" set forth in Section 1.1 of the Merger Agreement is hereby amended by deleting the definition of "Total Equity Capital" set forth in Section 1.1 in its entirety and by inserting, in lieu thereof, the following:

        "Total Equity Capital" means, with respect to the Company and its Subsidiaries, the sum of (a) outstanding capital stock, paid in capital, retained earnings and current year earnings, all determined in accordance with GAAP, but excluding any FAS 115 adjustments, and (b) the realized bond losses (the "Bond Losses"), totaling an aggregate of $457,000 net of applicable tax effect ($693,000 before taxes), which were recognized by the Company at the request of Gold Banc in anticipation of the transactions contemplated by this Agreement.

        (b) Section 1.1 of the Merger Agreement is hereby amended by adding the following definition in alphabetical order:

        "Bond Losses" shall have the meaning set forth in the definition of Total Equity Capital in Section 1.1 hereof.




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        3.  Section 2.7. The final sentence of Section 2.7 of the Original
Agreement, which immediately follows Section 2.7(b) shall be deleted.

        4. Section 2.14. Section 2.14(a) of the Original Agreement is hereby amended by deleting Section 2.14(a) in its entirety and by inserting, in lieu thereof, the following:

        (a) If by the Closing Date either the Company or the Bank fail to achieve any of the financial measures set forth in Section 8.5 hereof, then Gold Banc and the Company shall in good faith attempt to negotiate a mutually acceptable revised Exchange Ratio, which negotiations shall be based upon the formula set forth in Section 2.14(b) hereof; provided, however, that if a mutually acceptable revised Exchange Ratio is not negotiated within five (5) Business Days, then Gold Banc may terminate this Agreement as provided in
Section 11.1(d)(i) hereof.

        5. Article V. Article V of the Merger Agreement is hereby amended by adding the following provisions at the end thereof (with conforming changes to the table of contents):

        Section 5.22 Bond Losses. On or prior to December 31, 1999, the Company shall take the Bond Losses.

        Section 5.23 Dissolution of Finance. On or prior to the Closing Date, the Company shall use reasonable efforts to transfer the assets of Finance to the Bank and to dissolve Finance in accordance with the FBCA.

        6. Section 7.9. Section 7.9 of the Original Agreement is hereby amended by (i) deleting the term "$10.00" and replacing it with the term "$9.25" and (ii) deleting the phrase ", unless amended pursuant to Section 2.7 hereof."

        7. Section 8.5. Section 8.5(c) of the Original Agreement is hereby deleted in its entirety and Section 8.5(d) of the Original Agreement is hereby amended by deleting "(d)" preceding the text thereof and inserting, in lieu thereof, "(c)".

        8. Section 11.1(h). Section 11.1(h) of the Original Agreement is hereby amended by deleting Section 11.1(h) in its entirety and by inserting, in lieu thereof, the following::

        (h) by the Company, if the Average Gold Banc Stock Price is less than $9.25 and the Board of Directors of the Company determines, by a vote of the majority of the entire Board, at any time during the period commencing on the Determination Date and ending on March 31, 2000, to terminate this Agreement;

        9. Section 11.3. Section 11.3(c) of the Original Agreement is hereby amended by deleting Section 11.3(c) in its entirety and by inserting, in lieu thereof, the following:




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         (c) In the event this Agreement is terminated as a result of the
      Company's failure or breach under Section 11.1(d), the Company shall reimburse Gold Banc for its reasonable out-of-pocket expenses relating to the Merger (including without limitation the fees and expenses of Gold Banc's Counsel, Gold Banc's Accountants and the Gold Banc's investment bankers and SEC fees and printing fees). This payment is not the exclusive remedy available to Gold Banc for any such failure or breach on the part of the Company and will not serve as liquidated damages therefor, and such payment will be cumulative to all other remedies available to Gold Banc under this Agreement and under applicable Law. Notwithstanding the foregoing, if the Company's failure or breach under
      Section 11.1(d) occurs solely as a result of a failure to satisfy the financial measures set forth in Section 8.5, then the Company shall not be obligated to reimburse Gold Banc for any expenses relating to the Merger and shall have no other liability to Gold Banc solely as a result of such failure.

         10. Representations, Warranties and Covenants of the Company. In consideration of the Company's agreement to take the actions set forth in this First Amendment, Gold Banc and Acquisition Subsidiary acknowledge, agree, and hereby confirm that neither the realization of the Bond Losses, nor the adoption and approval of the amendments set forth in paragraph 5 of this First Amendment, or the Company's compliance with Sections 5.22 or 5.23 hereof, will:

         (a) be deemed to (i) constitute a breach of any of the covenants of the Company set forth in the Original Agreement, or (ii) render any representation or warranty made in the Original Agreement as untrue or incorrect, or otherwise constitute a breach thereof, or

         (b) serve as a basis for asserting a failure to satisfy any of the conditions precedent set forth in Article VIII of the Original Agreement or as a basis for termination under Article XI of the Original Agreement.

         11. Miscellaneous. The parties to this First Amendment ratify and approve all of the remaining terms and provisions of the Original Agreement not specifically modified or amended in this First Amendment. In the event that any term or provisions of this First Amendment is inconsistent with the terms and provisions of the Original Agreement, the terms and provisions of this First Amendment shall control.

         12. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

         13. Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Florida.




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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.

                              GOLD BANC CORPORATION, INC.


                              By: /s/ Michael W. Gullion
                                  -------------------------------------------
                                  Name:  Michael W. Gullion
                                  Title: Chairman of the Board
ATTEST:

/s/ Keith E. Bouchey
-------------------------
Name:  Keith E. Bouchey
Title: Secretary


                              GOLD BANC ACQUISITION CORPORATION
                              XI, INC.


                              By: /s/ Michael W. Gullion
                                  --------------------------------------------
                                  Name:  Michael W. Gullion
                                  Title: President


ATTEST:

/s/ Keith E. Bouchey
-------------------------
Name:  Keith E. Bouchey
Title: Secretary


                              AMERICAN BANCSHARES, INC.


                              By: /s/ Jerry L. Neff
                                  --------------------------------------------
                                  Name:  Jerry L. Neff
                                  Title: President and Chief Executive Officer


ATTEST:

/s/ Brian M. Watterson
-------------------------
Name:  Brian M. Watterson
Title: Secretary




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STATE OF ____________________)
                             ) SS.
COUNTY OF ___________________)


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Michael W. Gullion, Chairman of the Board, of Gold Banc Corporation, Inc., a Kansas corporation, and Keith E. Bouchey, Secretary, who are known to me to be the same persons who executed the foregoing First Amendment to Agreement and Plan of Reorganization, and duly acknowledged its execution of the same this ____ day of January, 2000.


[SEAL]                                          --------------------------------
                                                Notary Public


My appointment or commission expires ____________________, _____.


STATE OF ____________________)
                             ) SS.
COUNTY OF ___________________)


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Michael W. Gullion, President, of Gold Banc Acquisition Corporation XI, Inc., a Kansas corporation, and Keith
E. Bouchey, Secretary, who are known to me to be the same persons who executed the foregoing First Amendment to Agreement and Plan of Reorganization, and duly acknowledged its execution of the same this ______ day of January, 2000.


[SEAL]                                          --------------------------------
                                                Notary Public


My appointment or commission expires ____________________, _____.




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STATE OF __________________)
                           ) SS.
COUNTY OF _________________)


         Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Jerry L. Neff, President and Chief Executive Officer of American Bancshares, Inc., a Florida corporation, and Brian M. Watterson, who are known to me to be the same persons who executed the foregoing First Amendment to Agreement and Plan of Reorganization, and duly acknowledged its execution of the same this _____ day of January, 2000.


[SEAL]                                          --------------------------------
                                                Notary Public


My appointment or commission expires ____________________, _____.